Exhibit 99.1

USA Rare Earth Reports Third Quarter 2026 Financial Results

STILLWATER, Okla. - November 9, 2026 – USA Rare Earth, Inc. (Nasdaq: USAR) (the “Company” or “USA Rare Earth”), an integrated rare earth, critical minerals and advanced materials company, today announced its financial and operational results for the third quarter and nine months ended September 30, 2026.

Executive Commentary

“The third quarter marked a series of significant operational and commercial milestones, reflecting the growing positive momentum at USA Rare Earth. This progress was further reinforced by the closing of the Serra Verde combination in September, which coincided with the completion of Stage 1 of Serra Verde’s optimization and expansion program, followed by the commencement of commercial-scale shipments in October and sales of MREC in November” said Thras Moraitis, CEO of USA Rare Earth. “Our magnet facility in Stillwater, Oklahoma, achieved a major milestone with its first commercial magnet sales. In July we produced our first samples of light and heavy rare earth oxide at Wheat Ridge, Colorado, followed by our first Yttrium oxide samples in October. In addition, we broke ground on our new metals and magnets facility in Blacksburg, South Carolina. Every link in our integrated value chain is beginning to gain momentum as we focus on executing against our operational, commercial and strategic objectives.”

Mr. Moraitis continued, “I am grateful to Barbara Humpton for the strong foundation she has built, and proud to lead this team as we build on that foundation, transforming it into an integrated platform that delivers meaningful results for our customers and investors. Demand for a secure and responsible supply of rare earth products is becoming increasingly acute across a broad range of technology-driven sectors. We have customers for products at every stage of our value chain, from rare earth carbonate and oxides to metals, alloys and specialist powders, and from our integrated permanent magnet value chain. Our task is to deliver these critical elements and products independently and reliably. My focus is on bringing our businesses together under a clear integrated operating model, with accountability for results at every level and a consistent commitment to delivering reliably for our customers. The milestones achieved over the last quarter are only the beginning. With an unwavering focus on customer needs, disciplined execution, operational excellence and responsible capital allocation, we are well positioned to become the multinational partner of choice for customers and governments seeking an independent and secure supply of rare earth products, while creating superior long-term value for our shareholders.”

Key Highlights

•Cash, cash equivalents and restricted cash balance as of September 30, 2026 of $1.2 billion
•Revenues for Q3’2026 of $3.0 million
•Serra Verde successfully completed Stage 1 of its optimization and commissioning program on time and within budget
•Commencement of commercial-scale Mixed Rare Earth Carbonate (MREC) production at Serra Verde, with first shipments in October and sales in November
•LCM year-to-date volumes in August 2026 exceeded full year 2025 levels
•Generated first ever revenue from the sale of neodymium-iron-boron (“NdFeB”) permanent magnets
•Successfully produced first light and heavy rare earth oxide samples for customer qualification at Wheat Ridge

Third Quarter Business Updates

•Acquisition of Serra Verde completed, creating one of the few fully integrated rare earth and permanent magnet platforms outside Asia: In September 2026, the Company completed its combination with Serra Verde, creating a global rare earths leader and a partner of choice for the supply of advanced materials and products that underpin Western national security and technological innovation. Serra Verde is the only scaled producer outside Asia of all four key rare earths used in NdFeB magnets – neodymium (“Nd”), praseodymium (“Pr”), and the scarce heavy rare earths dysprosium (“Dy”) and terbium (“Tb”) – as well as yttrium and other critical heavy rare earth elements.

•Serra Verde completed Stage 1 of its optimization and expansion program and is producing commercial scale Mixed Rare Earth Carbonate (MREC), which is being shipped to its offtake customer. In September 2026, Serra Verde’s mining and processing operation in Goiás, Brazil, successfully completed Stage 1 of its optimization and commissioning program on time and on budget. In October 2026, Serra Verde began commercial-scale shipments to its offtake customer and recorded sales in November. This Stage 1 expansion is now ramping up to 4,000 metric tonnes per annum (“tpa”) of total rare earth oxide (TREO), while Stage 2, which is targeting to add a further 2,400 tpa of capacity by the end of 2027, is expected to complete construction and commence commissioning in Q3 2027.
•Commenced NdFeB magnet sales from Stillwater facility: In September 2026, the Company sold the first NdFeb magnets produced at its 600 tpa magnet manufacturing facility in Stillwater, OK. The initial sales comprised sintered NdFeB block magnets, sold to a high-performance materials manufacturing company. The Company has installed the first magnet finishing line at Stillwater, with a second finishing line expected to be installed by the end of 2026, which will broaden the Company’s product offering. These initial magnet sales position USA Rare Earth among the few commercial-scale magnet manufacturers outside Asia, marking an important milestone in the execution of the Company’s mine-to-magnet strategy.
•Successfully produced first light and heavy rare earth oxide samples for qualification: In July 2026, the Company announced that its hydrometallurgical facility in Wheat Ridge, Colorado, had successfully produced commercial-grade dysprosium (Dy) oxide and neodymium-praseodymium (NdPr) oxide samples from recycled rare earth magnet scrap, known in the industry as “swarf.” This positions USA Rare Earth as one of the few producers outside Asia capable of executing this technically demanding process. This capability broadens the Company’s feedstock options and enhances the circularity of its own value chain, with swarf projected to support up to 30% of future magnetic rare earth oxide feedstock needs.
•Broke ground on advanced rare earth metal and magnet manufacturing facility in Blacksburg, South Carolina: In September 2026, the Company broke ground on its new rare earth metal and magnet manufacturing facility in Blacksburg, South Carolina, marking a major step forward in the Company’s effort to build a secure, integrated rare earth supply chain for the United States and its allies. Located on a 124-acre site in Bailey Industrial Park in Cherokee County, the approximately 800,000-square-foot facility represents an approximately $1.2 billion investment and is expected to create roughly 490 high-skilled, high-wage manufacturing jobs in South Carolina’s Upstate. Once operational, the facility is targeting production capacity of 6,400 tpa of strip cast metal and alloy feeding 6,400 tpa of sintered NdFeB permanent magnets.
•Announced upsized capitalization of the U.S. government-backed special purpose vehicle (“SPV”) for Serra Verde offtake: In August 2026, the Company announced that US SIIE, LLC, the SPV that will purchase 100% of Serra Verde’s Phase 1 production of rare earth materials, completed an upsized capitalization totaling $1.55B in funding. The funding consists of: a $750 million investment in the SPV by the U.S. Department of War (“DoW”) - $250 million more than the $500 million originally contemplated; a commitment letter from a Tier-1 institutional bank for a senior secured borrowing-base revolving credit facility of up to $500 million; and a forward purchase contract from the U.S. government of not less than $300 million of rare earth payable products over five years.
•Finalized definitive agreements to acquire minority stake in Carester: In July 2026, the Company announced that it had entered into definitive agreements to acquire a strategic minority stake representing approximately 13.6% in Carester SAS, a French leader in rare earth processing and separation. InfraVia, acting through its Critical Metals Fund, seeded by the French State as an anchor investor alongside private institutional capital, is acquiring a similar stake in Carester alongside the Company. The Company and its subsidiary Less Common Metals – Europe are expected to have the ability to purchase a portion of Carester’s oxide output from its Caremag facility, which is under construction. The Company will have access to Carester’s engineering capabilities and related intellectual property for separation, processing, and recycling. In turn, Carester is expected to have access to a portion of the Company’s feedstock sources.
•Closed Acquisition of Texas Mineral Resources Corp. (“TMRC”): In August 2026, the Company closed the acquisition of TMRC. The Company is now the sole operator and 100% economic beneficiary of the Round Top project, which is expected to streamline operations, governance and decision-making at the Round Top project.
•Announced retirement of CEO Barbara Humpton, succeeded by Thras Moraitis, CEO of Serra Verde: In July 2026, the Company announced that Barbara Humpton will retire as Chief Executive Officer and Board Director on October 1, 2026. The Company’s Board of Directors named Thras Moraitis, CEO of Serra Verde and a highly experienced operator in the rare earths and global mining and processing industries, as Ms. Humpton’s successor. Mr. Moraitis assumed the CEO role on October 1, 2026. Mr. Moraitis was formerly President of USA Rare Earth following the completion of the Company’s combination with Serra Verde on September 3, 2026.

Recent Developments

Subsequent to quarter-end, the Company announced the following achievements and milestones:
•Commenced commercial-scale shipments and sale of heavy rare earth MREC from Serra Verde to US SIIE, LLC: In October 2026, the Company commenced the shipping and sales of heavy mixed rare earth carbonate (“MREC”) to US SIEE, LLC under a 15-year, 100% take-or-pay offtake agreement. Serra Verde is now actively producing and supplying product that meets the customer’s quality requirements in accordance with the contract. These deliveries are a defining milestone for the Company and for the broader effort to build a secure, reliable and responsible non-China supply chain for the materials that power tomorrow’s modern economy. The products are priced in accordance with the offtake agreement, which is based on non-China prices. Recent non-China prices for Dy oxide are 14-16x higher than China prices, while non-China prices for Tb oxide are 6-8x higher than China prices.
•Delivered first commercial-grade yttrium oxide samples to major customer: In October 2026, the Company announced that its Upstream business unit had achieved first production and delivery of yttrium oxide samples from its 24/7 continuous solvent extraction demonstration plant in Wheat Ridge, CO. This milestone positions USA Rare Earth as one of the only companies outside China with capabilities spanning the yttrium supply chain from mining to metal. The samples were delivered to a major integrated defense, medical and specialty coatings company.
•Completed CEO transition and set integration, execution and growth priorities: In October 2026, the Company completed its previously announced CEO succession plan. Thras Moraitis, who was previously President of USA Rare Earth, assumed the CEO position and will focus on integrating the Company’s rare-earth businesses, strengthening execution, focusing on responsible capital investment and shareholder returns, while reliably serving customers seeking secure supplies of critical materials. The Company organized its operations into three business units designed to support faster decision-making, accountability and disciplined execution while maintaining coordination across the platform: Upstream, covering mining, processing and separation; Midstream, covering metals, alloys and powders; and Downstream, covering magnets and derivative products.

Fourth Quarter Outlook(1)

•Serra Verde sales volume: at least 325 tonnes total rare earth oxides (TREO)
•Average Serra Verde TREO basket value at floor prices, after contracted separation costs, Q4 to date:
◦~$43/kg (~$150/kg NdPr equivalent)
•Average Serra Verde TREO basket value at market prices, including USAR’s share of upside above floor prices, after contracted separation costs, Q4 to date:
◦~$97/kg (~$340/kg NdPr equivalent)

Key Operational Targets

As it builds the ability to reliably and independently supply rare earths products, the Company sets the following milestone targets through Q4 2027:
•By end of 2026: Finished magnet prototype sales to multiple customers from Stillwater
•Q1 2027: Install second magnet finishing line at Stillwater, broadening product offering
•Q1 2027: Publish Serra Verde SK-1300 report
•Q2 2027: Commission Line 1b at Stillwater, adding an additional 600 tpa of magnet manufacturing capacity for a total of 1,200 tpa
•Q2 2027: Serra Verde Stage 1 ramp complete, 4,000 tpa TREO run rate
•Q3 2027: Install samarium metal furnaces at LCM Cheshire, raising expected capacity by ~30%
•Q3 2027: Complete Round Top SK-1300 report
•By end of 2027: Serra Verde Stage 2 ramp complete, 6,400 tpa TREO run rate

(1) Average Serra Verde TREO basket value based on pricing terms of 15-year offtake agreement; NdPr equivalent is calculated by the total TREO basket value divided by kilograms of NdPr within the basket.

Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except for per share amounts)
Loss from operations	$(141,443)	$(15,861)	$(224,432)	$(33,383)
Net (loss) income attributable to USA Rare Earth, Inc.	11,706	(156,680)	(65,616)	(247,354)
Net (loss) income per share attributable to USA Rare Earth, Inc. - Basic	0.04	(1.64)	(0.29)	(2.83)
Net loss per share attributable to USA Rare Earth, Inc. - Diluted	(0.02)	(1.64)	(1.24)	(2.83)
Net cash used in operating activities	(143,687)	(2,849)	(219,011)	(21,087)

			September 30, 2026	December 31, 2025
Cash, cash equivalents and restricted cash			$1,163,599	$359,925

Non-GAAP Financial Highlights (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except for per share amounts)
Adjusted net loss attributable to USA Rare Earth, Inc.	$(125,639)	$(25,595)	$(183,269)	$(53,626)
Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted	(0.44)	(0.25)	(0.77)	(0.56)

(1)Refer to the sections “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include those relating to the expected benefits of the Serra Verde combination, the expected benefits from the pending Carester transaction (including expected access to heavy rare earth separation knowhow) and our acquisition of Texas Mineral Resources Corp. (“TMRC”), the development of our magnet production facility at Stillwater, our metal and magnet production facility at Blacksburg, our Cheshire facility and our Lacq facility, the production and sales volumes as well as the debottlenecking and optimization program and Phase II expansion of the Pela Ema mine and processing facility, the amount of swarf projected to support our future magnetic rare earth oxide feedstock needs, the expected timing for completion of technical reports for Round Top, timing of finished magnet sales and other statements regarding the Company’s expectations for future development, operations, strategies, transactions and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “accelerate,” “advance,” “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “growth,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “propose,” “should,” “target,” “vision,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from USA Rare Earth’s expectations, including without limitation: risks that we may not realize the anticipated benefits of our combination with Serra Verde or our proposed and prior acquisitions, including expected synergies, financial performance, estimated EBITDA and, in the case of Serra Verde, integration of operations, on the anticipated timeline or at all; risks that the proposed transaction with Carester may not be consummated on its anticipated timeline or at all; potential delays in the optimization and commissioning program and the Phase II expansion at the Pela Ema facility; political, economic, regulatory, tax, currency and other risks associated with our foreign operations, including in Brazil and Switzerland; physical climate risks related to our mineral projects and operations; the assumption of the Offtake Agreement and substantial indebtedness under Serra Verde’s Retained Finance Agreement, in each case which contains restrictive covenants and other requirements that could adversely affect our financial flexibility and operations; risks that the Offtake Agreement is terminated or ceases to be in full force and effect or that the counterparty to the Offtake Agreement is insufficiently capitalized, including as a result of a failure to finalize definitive debt financing arrangements within the timeframes contemplated by the Offtake Agreement; the ability of our planned Blacksburg facility to commence commercial operations on the timing and with the production capacity anticipated or at all; our limited operating history; our ability to commercially extract minerals from the Round Top deposit on its anticipated timeline or at all and other risks related to developing and operating rare earth mines; differences between planned and actual recovery and yield rates; risks that we may experience delays, unforeseen expenses, increased capital costs, and other complications while developing our projects; risks and hazards associated with our production and manufacturing activities; our ability to raise necessary capital on acceptable terms or at all; potential dilution to existing stockholders and adverse effect on our stock price if we issues additional common stock or equity-linked securities; the volatility of our stock price; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water), equipment and separation capacity in quantities and prices that allow us to develop and commercially operate our Stillwater facility, our Less Common Metals facility in the United Kingdom and other facilities; our ability to meet individual customer specifications and produce a consistently high quality product; our relationship with Less Common Metals' suppliers and customers; potential supply chain, logistics or product delivery disruptions; any delays in obtaining or renewing permits and licenses; any changes in royalty rates or the imposition of new royalties; increased utility or transport costs; risks associated with community relations; fluctuations in demand for and prices of neo magnets, rare earth elements and our other products, including without limitation as a result of dumping, predatory pricing and other tactics by our competitors or state actors or the overall competitive environment; our ability to achieve positive cash flow or profitability or the ability to access cash flow within our corporate structure due to restrictions contained in our financing agreements; our ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive orders; our dependence, in part, on the growth of existing and emerging uses for neo magnets; the risk that additional manufacturing, refining and mining competitors could result in a reduction in revenue; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which we operate or sell products or otherwise; our designation on an export control list by China which has had and is expected to continue to have an adverse impact on our ability to source key raw materials, equipment, supplies and technical services from China; war, terrorism, natural disasters or public health emergencies; our ability to retain or recruit key personnel; potential work stoppages or labor issues; environmental, health and safety regulations; the receipt of funding from the U.S. Department of Commerce is subject to the achievement of milestones which may not be achieved on the expected timeline or at all as well as other risks and uncertainties; the risk that any harm to our reputation and brand could adversely affect our business and our ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding factors that may cause actual results to differ materially have been and will be included in the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the SEC’s website at www.sec.gov. Any forward-looking statements speak only as of the date of this press release (or such other date as is specified in such statements), and the Company undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments, except to the extent required by law.

Use of Projections and Targets

Certain information and conclusions set forth in this press release are based on projections. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many uncertainties, including economic conditions, the impact on the Company’s business of the regulatory environment and other factors, some of which are described more fully in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC. Investors should be aware that projections are subject to many risks and uncertainties and may be materially different from actual results. Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision.

This press release contains projected financial, capacity and production information with respect to the Company, including, without limitation, capacity and production for future years. Such projected financial, capacity and production information constitutes forward-looking statements, is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. Capacity figures represent nameplate or targeted capacity and are not indicative of actual production, which may be materially lower. The assumptions and estimates underlying the Company’s projected financial information are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial, capacity and production information. Actual results may differ materially from the results contemplated by the projected financial, capacity and production information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Further, these financial, capacity and production measures have not been independently verified by any third party and should be considered estimates. As a result, you are cautioned not to place undue reliance on the Company’s estimates of the target financial, capacity or production measures.

About Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net loss attributable to USA Rare Earth, Inc., and adjusted net loss per share attributable to USA Rare Earth, Inc. (defined as follows):

•Adjusted net loss attributable to USA Rare Earth, Inc. is defined as net (loss) income attributable to USA Rare Earth, Inc. adjusted for declared and deemed dividends, and interest accretion, and (gain) loss on fair market value of financial instruments, net.
•Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted is defined as adjusted net loss attributable to USA Rare Earth, Inc. divided by weighted average diluted shares outstanding.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company believes these non-GAAP measures of financial results provide useful supplemental information to management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations, and as a supplemental tool for investors to use in evaluating its ongoing operating results and trends and in comparing its financial measures with other companies that present similar non-GAAP financial measures. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business. Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate our business.

Conference Call to Discuss Financial Results

The Company will hold a conference call on Monday, November 9, 2026, at 5:00 PM ET to discuss its third quarter and nine months ended September 30, 2026 results. Please see below for dial-in information.

LIVE CONFERENCE CALL
Monday, November 9, 2026, at 4:30 PM ET
US / Canada Toll-Free: +1 (833) 890-8030
Local / International Toll: +1 (412) 564-6268

CONFERENCE CALL REPLAY
Available approximately three hours after conclusion of the live call.
Expiration: December 9, 2026
US/Canada Toll-Free: +1 (855) 669-9658
International Toll: +1 (412) 317-0088
Access code: 9762323

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s investor website located at www.usare.com or at https://event.choruscall.com/mediaframe/webcast.html?webcastid=AzZOYMCd.

Disclosure Information

USA Rare Earth uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor USA Rare Earth’s investor relations website in addition to following USA Rare Earth’s press releases, SEC filings, and public conference calls and webcasts.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare-earth and permanent-magnet value chain across the United States, Brazil and the United Kingdom. Through its ownership of Less Common Metals (LCM), one of the world’s leading producers of rare-earth metals and alloys, its development of magnet manufacturing capacity in Stillwater, Oklahoma, its Pela Ema mine in Brazil and the Round Top deposit in Texas, USA Rare Earth is pursuing capabilities across the value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. USA Rare Earth is establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors.

For more information, visit www.usare.com.

Investor Relations Contact
J.B. Lowe, CFA
VP, Head of Investor Relations
ir@USARE.com

Media Relations Contact
Collected Strategies
Dan Moore / Scott Bisang
USAR-CS@collectedstrategies.com

USA Rare Earth, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2026	December 31, 2025
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,090,877	$359,925
Accounts receivable	5,469	3,764
Inventories	88,836	18,535
Prepaid expenses and other current assets	32,681	3,151
Total current assets	1,217,863	385,375
Property, plant and equipment, net	745,069	86,449
Mineral interests	3,464,520	17,339
Goodwill	134,848	134,848
Other intangible assets, net	232,823	68,612
Equipment deposits	124,182	1,879
Operating lease right-of-use assets	2,106	321
Deferred arrangement costs	930,844	—
Other assets, non-current	100,367	176
Total assets	$6,952,622	$694,999

LIABILITIES, MEZZANINE AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Accounts payable	$59,469	$11,069
Accrued liabilities	89,376	13,373
Contract liabilities, current	1,848	10,500
Derivative liability	868	—
Notes payable, current	—	1,849
Royalty obligation, current	31,518	—
Finance and operating leases, current	869	420
Other liabilities, current	—	700
Total current liabilities	183,948	37,911
Deferred grant income	8,434	8,200
Finance and operating leases, non-current	2,480	777
Warrant and earnout liabilities	227,324	128,205
Notes payable, non-current	305,559	—
Royalty obligation, non-current	330,711	—
Deferred tax liability	1,055,846	16,715
Contract liabilities, non-current	9,594	—
Other liabilities, non-current	2,444	—
Total liabilities	2,126,340	191,808

Mezzanine equity	11,126	8,905
Stockholders' equity	4,815,156	494,286
Total liabilities, mezzanine equity, and stockholders' equity	$6,952,622	$694,999

USA Rare Earth, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share amounts)
Revenue	$3,002	$—	$14,521	$—
Cost of revenue	22,884	—	35,880	—
Gross loss	(19,882)	—	(21,359)	—

Operating expenses:
Selling, general and administrative	103,656	11,410	157,438	24,666
Research and development	16,519	4,451	41,536	8,717
Amortization of intangible assets	1,386	—	4,099	—
Total operating expenses	121,561	15,861	203,073	33,383
Loss from operations	(141,443)	(15,861)	(224,432)	(33,383)
Other income (expense), net	148,050	(141,133)	149,918	(214,642)
(Loss) income before income taxes	6,607	(156,994)	(74,514)	(248,025)
Benefit from income taxes	(5,099)	—	(6,189)	—
Net (loss) income	$11,706	$(156,994)	$(68,325)	$(248,025)

Net loss attributable to non-controlling interest	$—	$(314)	$(2,709)	$(671)
Net (loss) income attributable to USA Rare Earth, Inc.	11,706	(156,680)	(65,616)	(247,354)

USA Rare Earth, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net loss	$(68,325)	$(248,025)
Non-cash adjustments	(88,800)	224,054
Changes in assets and liabilities	(61,886)	2,884
Net cash used in operating activities	$(219,011)	$(21,087)

Cash flows from investing activities:
Serra Verde acquisition, net of cash received	$(191,194)	$—
Texas Minerals Resource Corp. transaction costs	(2,731)	—
Capital expenditures and equipment deposits	(190,919)	(13,398)
Net cash used in investing activities	$(384,844)	$(13,398)

Cash flows from financing activities:
Reverse merger costs	$—	$45,717
Issuance costs	(51,003)	(18,200)
Proceeds from issuance of common stock under PIPE financing	1,500,000	199,996
Proceeds from exercise of warrants	268	47,531
Finance leases	(217)	289
Other	(34,217)	—
Net cash provided by financing activities	$1,414,831	$275,333

Effect of exchange rate differences on cash, cash equivalents and restricted cash	$(7,302)	$—

Net change in cash, cash equivalents and restricted cash	$803,674	$240,848
Cash, cash equivalents and restricted cash, beginning of period	359,925	16,761
Cash, cash equivalents and restricted cash, end of period	$1,163,599	$257,609

USA Rare Earth, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

This press release includes certain non-GAAP financial information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except for per share amounts)
Net (loss) income attributable to USA Rare Earth, Inc.	$11,706	$(156,680)	$(65,616)	$(247,354)
Declared and deemed dividends, and interest accretion	(778)	(11,341)	(2,221)	(23,060)
(Gain) loss on fair market value of financial instruments, net	(136,567)	142,426	(115,432)	216,788
Adjusted net loss attributable to USA Rare Earth, Inc.(1)	$(125,639)	$(25,595)	$(183,269)	$(53,626)

Weighted-average diluted shares	284,921	102,589	237,526	95,609

Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted (1)	$(0.44)	$(0.25)	$(0.77)	$(0.56)

(1)Refer to the section “About Non-GAAP Financial Measures” for an explanation of our use of non-GAAP financial measures and the definitions of such measures.